Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Amendment No. 1 to Schedule 13G with respect to the Common Stock of Consolidated Water Co. Ltd., dated January 10, 2005 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

JAVELIN OPPORTUNITIES LP

Date: January 10, 2005

By: /s/ Thomas C. Barrow

Thomas C. Barrow

Managing Member of the GP

JAVELIN OPPORTUNITIES FUND

OFFSHORE, LTD.

Date: January 10, 2005

By: /s/ Thomas C. Barrow

Thomas C. Barrow

Managing Member of the GP

JAVELIN PARTNERS LP

Date: January 10, 2005

By: /s/ Thomas C. Barrow

Thomas C. Barrow

Managing Member of the GP